As filed with the Securities and Exchange Commission on June 18, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0617894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN
JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN
(Full title of the plans)

Brandon Nelson
General Counsel and Corporate Secretary
27-01 Queens Plaza North, Long Island City, NY, 11101
(718) 286-7900
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Keith Halverstam
Irina Yevmenenko
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
On March 21, 2024, the Board of Directors of JetBlue Airways Corporation (the “Registrant”) adopted, subject to approval of the Registrant’s stockholders, and on May 17, 2024, the Registrant’s stockholders approved amendments to the JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan (the “2020 Omnibus Plan”) and the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the “2020 Stock Purchase Plan”) to increase the aggregate number of shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) authorized for issuance under the 2020 Omnibus Plan and the 2020 Stock Purchase Plan by 15,000,000 shares of Common Stock and 25,000,000 shares of Common Stock, respectively.
This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional: (i) 15,000,000 shares of Common Stock issuable pursuant to the 2020 Omnibus Plan and (ii) 25,000,000 shares of Common Stock issuable pursuant to the 2020 Stock Purchase Plan.
These additional shares of Common Stock are additional securities of the same class as other securities relating to the 2020 Omnibus Plan and the 2020 Stock Purchase Plan for which registration statements on Form S-8 (File Nos. 333-239511 and 333-272525) are effective.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 12, 2024, and the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 1, 2024 incorporated by reference into such Annual Report;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on April 25, 2024;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2024 (solely with respect to Item 5.02), as amended on February 14, 2024, January 12, 2024 (solely with respect to Item 8.01), January 26, 2024, January 29, 2024 (solely with respect to Item 5.02), February 7, 2024 (solely with respect to Item 5.02), February 13, 2024 (solely with respect to Item 8.01), February 16, 2024 (solely with respect to Item 1.01, including Exhibit 10.1), March 4, 2024 (solely with respect to Items 1.01 and 1.02, including Exhibit 10.1) and May 23, 2024; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 ASR filed with the Commission on February 28, 2022, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated in the exhibit titled “Description of Common Stock Registered Under Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 22, 2022, as well as any amendment or report filed for the purpose of updating such description.

In addition, all of the Registrant’s reports and other documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents.

Any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 17, 2016 and filed on May 20, 2016

4.1(a)
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 14, 2020 and filed on May 20, 2020.

4.2
Amended and Restated Bylaws of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 16, 2023 and filed on February 17, 2023

5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Latham & Watkins LLP (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan-incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K dated May 14, 2020 and filed on May 20, 2020
99.2
Amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan-incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 17, 2024 and filed on May 23, 2024

99.3	JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan, incorporated by reference to Exhibit 10.35 to the Registrant’s Current Report on Form 8-K dated May 14, 2020 and filed on May 20, 2020
99.4
Amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan-incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated May 17, 2024 and filed on May 23, 2024

107.1*	Filing Fee Table
*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Island City, State of New York, on this 18th day of June, 2024.

JETBLUE AIRWAYS CORPORATION

By:	/s/ Brandon Nelson
Name:	Brandon Nelson
Title:	General Counsel and Corporate Secretary
 SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of JetBlue Airways Corporation, a Delaware corporation, does hereby constitute and appoint Brandon Nelson, General Counsel and Corporate Secretary, and Dora Habachy, Assistant Secretary, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act of 1933, as amended, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including pre-effective amendments and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joanna Geraghty	Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2024
Joanna Geraghty

/s/ Ursula Hurley	Chief Financial Officer (Principal Financial Officer)	June 18, 2024
Ursula Hurley

/s/ Dawn Southerton	Vice President, Controller (Principal Accounting Officer)	June 18, 2024
Dawn Southerton

/s/ B. Ben Baldanza	Director	June 18, 2024
B. Ben Baldanza

/s/ Peter Boneparth	Director	June 18, 2024
Peter Boneparth

/s/ Monte Ford	Director	June 18, 2024
Monte Ford

/s/ Ellen Jewett	Director	June 18, 2024
Ellen Jewett

/s/ Robert Leduc	Director	June 18, 2024
Robert Leduc

/s/ Jesse Lynn	Director	June 18, 2024
Jesse Lynn

/s/ Teri P. McClure	Director	June 18, 2024
Teri P. McClure

/s/ Steven Miller	Director	June 18, 2024
Steven Miller

/s/ Nik Mittal	Director	June 18, 2024
Nik Mittal

/s/ Sarah Robb O’Hagan	Director	June 18, 2024
Sarah Robb O'Hagan

/s/ Vivek Sharma	Director	June 18, 2024
Vivek Sharma

/s/ Thomas Winkelmann	Director	June 18, 2024
Thomas Winkelmann